UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025 (February 24, 2025)

HealthStream, Inc.
(Exact name of Registrant as Specified in Its Charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 11th Avenue North, Suite 1000, Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615-301-3100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.00)	HSTM	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Michael Sousa

On February 24, 2025, HealthStream, Inc. (the “Company”) received notice that Michael Sousa, Executive Vice President, Enterprise Applications intends to resign from his current position at the Company effective March 31, 2025. Mr. Sousa’s resignation was previously disclosed in the press release issued on February 24, 2025 (the “Earnings Release”), announcing the Company’s results of operations for the quarter and year ended December 31, 2024, which was furnished as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company on February 24, 2025.

Promotion of Michael Collier

On February 24, 2025, the Company announced in the Earnings Release that Michael Collier was being promoted to the Company’s EVP, Corporate Strategy, Development & Operations from his prior role as the Company’s EVP, Corporate Strategy & Development. In this role, Mr. Collier will continue to be responsible for the Company’s enterprise growth strategy, corporate development, and the Company’s M&A activities, and will also continue to provide executive oversight to several departments, including legal, human resources, business enablement, and enterprise partnerships. Going forward in his new role, Mr. Collier’s responsibilities are also anticipated to include a broader scope of the Company’s operations, including success management, implementations, and onboarding for all of the Company’s products and services.

Pursuant to the terms of a letter agreement entered into between the Company and Mr. Collier (the “Collier Letter Agreement”), in connection with such promotion, on February 27, 2025, the Company’s Compensation Committee (the “Committee”) approved the grant to Mr. Collier of performance-based RSUs with a grant date fair value of approximately $400,000 (the “Collier Performance RSUs”) pursuant to the Company’s shareholder approved 2022 Omnibus Incentive Plan (the “2022 Plan”). The Collier Performance RSUs will be eligible for vesting in increments of 15%, 20%, 20%, 20%, and 25% based on the level of achievement with respect to annual performance targets to be established by the Committee for 2026, 2027, 2028, 2029 and 2030, respectively. In connection with such promotion, the Collier Letter Agreement also provides, among things, for an increase in the annual base salary of Mr. Collier, Mr. Collier’s eligibility to participate in the Company’s annual cash bonus plan at the executive vice president level, and Mr. Collier’s eligibility to receive annual time-based vesting RSUs.

There is no arrangement or understanding between Mr. Collier and any other person pursuant to which Mr. Collier was selected in such role. Mr. Collier has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Collier is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. A description of Mr. Collier’s business background and experience is incorporated by reference to the Company’s Annual Report on Form 10-K filed on February 28, 2025.

Promotion of Trisha Coady

On February 24, 2025, the Company also announced in the Earnings Release that Trisha Coady was being promoted to the Company’s EVP, Workforce Development Solutions from her prior role as SVP, Workforce Development Solutions. In this role, Ms. Coady will continue to provide executive leadership over the Company’s workforce development solutions, which include competency development, resuscitation, quality and safety, and revenue cycle—as well as the Company’s content marketplace.

Pursuant to the terms of a letter agreement entered into between the Company and Ms. Coady (the “Coady Letter Agreement”), in connection with such promotion, on February 27, 2025, the Committee approved the grant to Ms. Coady of performance-based RSUs with a grant date fair value of approximately $400,000 (the “Coady Performance RSUs”) pursuant to the 2022 Plan. The Coady Performance RSUs will be eligible for vesting in increments of 15%, 20%, 20%, 20%, and 25% based on the level of achievement with respect to annual performance targets to be established by the Committee for 2026, 2027, 2028, 2029 and 2030, respectively. In connection with such promotion, the Coady Letter Agreement also provides, among things, for an increase in the annual base salary of Ms. Coady, Ms. Coady’s eligibility to participate in the Company’s annual cash bonus plan at increased levels, and Ms. Coady’s eligibility to receive annual time-based vesting RSUs.

Promotion of Kevin O’Hara

On February 24, 2025, the Company also announced in the Earnings Release that Kevin O’Hara was being promoted to the Company’s EVP, Enterprise Workforce Platform from his prior role as SVP, Platform Strategy & Product Development Alignment. In his new role, Mr. O’Hara’s responsibilities have expanded to include both HealthStream Credentialing and HealthStream Scheduling, which form the Company’s Enterprise Applications solutions group. In this position, Mr. O’Hara will also continue to be responsible for HealthStream Learning and the hStream platform, their growth strategy, and product alignment.

Pursuant to the terms of a letter agreement entered into between the Company and Mr. O’Hara (the “O’Hara Letter Agreement”), in connection with such promotion, on February 27, 2025, the Committee approved the grant to Mr. O’Hara of performance-based RSUs with a grant date fair value of approximately $400,000 (the “O’Hara Performance RSUs”) pursuant to the 2022 Plan. The O’Hara Performance RSUs will be eligible for vesting in increments of 15%, 20%, 20%, 20%, and 25% based on the level of achievement with respect to annual performance targets to be established by the Committee for 2026, 2027, 2028, 2029 and 2030, respectively. In connection with such promotion, the O’Hara Letter Agreement also provides, among things, for an increase in the annual base salary of Mr. O’Hara, Mr. O’Hara’s eligibility to participate in the Company’s annual cash bonus plan at increased levels, and Mr. O’Hara’s eligibility to receive annual time-based vesting RSUs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 28, 2025	HEALTHSTREAM, INC.

	By:	/s/ Scott A. Roberts
Scott A. Roberts Chief Financial Officer